SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) March 20, 2006
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                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


   DELAWARE                         1-15589                    47-0702918
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(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

DEPARTURE OF CHIEF FINANCIAL OFFICER. On March 20, 2006, Michael D. James, Vice President and Chief Financial Officer of AMCON Distributing Company (the "Company"), resigned from that position to pursue a position with another company in Omaha, NE. Mr. James did not resign as a result of any disagreement with the operations, policies or practices of the Company. He continued as Chief Financial Officer through March 24, 2006, and will continue as Vice President of the Company until April 14, 2006.

APPOINTMENT OF ACTING CHIEF FINANCIAL OFFICER. Andrew C. Plummer will become acting Chief Financial Officer effective March 29, 2006. Mr. Plummer's title will be acting Chief Financial Officer and Assistant Secretary.

Mr. Plummer, 31, was a certified public accountant and practiced public accounting for seven years from 1996 to 2003, the last five of those years with Deloitte and Touche LLP where he last held the position of Audit Manager. Mr. Plummer then served in the Controller capacity with Data Transmission Network from 2003 to 2004. He became Manager of SEC Reporting for the Company in May 2004 and Corporate Controller in May 2005.

There is no employment agreement between the Company and Mr. Plummer. The material terms with Mr. Plummer are that he will be acting Chief Financial Officer until a permanent Chief Financial Officer is selected. His base salary is being increased to compensate him for the additional duties he will have and it is possible that he could be a "named executive officer" under the SEC's proxy rules.

On March 24, 2006, the Company issued a press release announcing the above changes. A copy of the press release is attached to this Form 8-K as Exhibit
99.1 and is incorporated herein by reference.

The information in this Form 8-K (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth in this Current Report on Form 8-K (including the exhibit) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION
         99.1              Press release, dated March 24, 2006









                                      2


                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)

Date: March 24, 2006            By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Vice President &
                                           Chief Financial Officer


                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1             Press release, dated March 24, 2006


























                                      3








                              Exhibit 99.1

                              NEWS RELEASE

                  AMCON CFO RESIGNS TO GO TO GORDMANS

Chicago, IL, March 24, 2006   AMCON Distributing Company (AMEX:DIT), an
Omaha, Nebraska based consumer products company, announced today that its Chief Financial Officer, Michael James, has resigned to become Vice President of Finance and Chief Financial Officer at Gordmans, Inc., an Omaha based retailer, effective April 14.

William Wright, Chairman of AMCON said "We wish Mike all the best in his new role. Mike laid a foundation for strong accounting controls within AMCON. Hence, we will be able to move the financial side of our organization forward with the same intensity and attention to detail that has been our hallmark on other areas over the years. Kathleen Evans, AMCON's President noted "Mike has generously offered to stay with us for a transitional period as we move forward on our plan to complete our SEC filings."

James said "I will certainly miss all my friends at AMCON, as well as our customers and vendors. My philosophy over the years was to build a deep bench and I am confident everyone in the organization is ready to step up to new responsibilities."

The company has named Andrew Plummer as its acting Chief Financial Officer. Andy currently serves the Company as its Corporate Controller. Plummer has more than seven years of public accounting experience primarily with Deloitte & Touche LLP and approximately three years of experience in Controller and SEC compliance management positions. Wright noted "Andy will work closely with Christopher Atayan our recently named Vice Chairman as we continue to implement our strategic plans."

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota and South Dakota. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc., operate health and natural product retail stores in central Florida (6), Kansas, Missouri, Nebraska and Oklahoma (4). The retail stores operate under the names Chamberlin's Market & Cafe and Akin's Natural Foods Market. Hawaiian Natural Water Company, Inc. produces and sells natural spring water under the Hawaiian Springs label in Hawaii and other foreign markets and purified bottled water on the Island of Oahu in Hawaii. The natural spring water is bottled at the source on the Big Island of Hawaii. Trinity Springs, Inc. produces and sells geothermal bottled water and a natural mineral supplement under the Trinity label. The water and mineral supplement are both bottled at the base of the Trinity Mountains in Paradise, Idaho, one of the world's deepest known sources.

       Visit AMCON Distributing Company's web site at: www.amcon.com

FOR FURTHER INFORMATION CONTACT:
AMCON Distributing Company, Chicago
Christopher H. Atayan
Vice Chairman
312-327-1770
312-527-3964 Fax

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